                                                                    EXHIBIT 2.8


                            AGREEMENT FOR ASSIGNMENT
                                   OF RIGHTS
                                     UNDER
                               PURCHASE AGREEMENT

                         (TOPEKA C.I. ASSOCIATES, L.P.)


       AGREEMENT, made as of the 21st day of July, 1997 (the "Agreement"), by and between ClubHouse Hotels, Inc., a Kansas corporation (the "Target Company") and Wyndham Hotel Corporation, a Delaware corporation ("New Purchaser").

                                    RECITALS

       A. As of July 31, 1996, the Target Company and Gyosei Co., Ltd. (the "Seller"), a Japanese corporation and a limited partner of Topeka C.I. Associates, L.P., a Kansas limited partnership (the "Limited Partnership") entered into a Purchase Agreement (the "Purchase Agreement") for the purchase by the Target Company of Seller's 96.509% percent partnership interest (the "Interest") in the Limited Partnership for a total consideration of $2,800,000 (the "Gross Purchase Price").

       B. As of November 1, 1996, the Target Company and Seller entered into an Amendment to Purchase Agreement, pursuant to which they agreed to certain amendments to the Purchase Agreement (the "Amendment"). (The Purchase Agreement and the Amendment are referred to collectively as the "Amended Purchase Agreement.")

       C. As of the date hereof, the Target Company, New Purchaser and WHC Acquisition Corporation, a Delaware corporation ("MergerSub"), entered into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which MergerSub will merge with and into the Target Company, with the Target Company being the surviving corporation in the merger and pursuant to which New Purchaser will become the sole shareholder of the Target Company (the "Merger").

       D. The Target Company desires to sell and assign to New Purchaser, and New Purchaser desires to purchase, all of the Target Company's right, title and interest in, to and under the Amended Purchase Agreement.

       E. The Amended Purchase Agreement permits the assignment by the Target Company of its rights and obligations under the Amended Purchase Agreement to New Purchaser.

       F. The Amended Purchase Agreement, as assigned to New Purchaser pursuant to this Agreement, is one of the "Purchase and Sale Agreements" referred to in the Merger Agreement.

       NOW, THEREFORE, in consideration of the Recitals and of the mutual covenants, conditions and agreements set forth herein and for other good and valuable consideration, the receipt and efficiency of which are hereby acknowledged, it is hereby agreed that:

                                   ARTICLE I
                           ASSIGNMENT AND ASSUMPTION

       1.1 Assignment. Subject to the terms and conditions of this Agreement, the Target Company hereby agrees to sell, assign, transfer and convey to New Purchaser all of the Target Company's right, title and interest in, to and under the Amended Purchase Agreement and all of its rights thereunder.

       1.2 Assumption. Subject to the terms and conditions of this Agreement, New Purchaser hereby agrees to assume the Target Company's obligations under the Amended Purchase Agreement and to pay and perform such obligations in accordance with the terms and conditions of the Amended Purchase Agreement.


                                   ARTICLE II
                                    CLOSING

       2.1 Closing. Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of Locke Purnell Rain Harrell (a Professional Corporation), 2200 Ross Avenue, Suite 2200, Dallas, Texas 75201, on the Closing Date (as defined in the Merger Agreement) and prior to the Effective Time (as defined in the Merger Agreement).


                                  ARTICLE III
                                   CONDITIONS

       3.1 Conditions Precedent to the Obligations of New Purchaser. The obligation of New Purchaser to effect the purchase of the Target Company's right, title and interest in, to and under the Amended Purchase Agreement shall be subject to the satisfaction before or at the Closing of each of the conditions precedent set forth below:

              (a) Each of the conditions precedent to the obligations of New Purchaser and MergerSub to effect the Merger under Sections 6.1 and 6.2 (other than Section 6.2(r)) of the Merger Agreement shall have been satisfied (or waived in writing by New Purchaser and MergerSub).

              (b) The Amended Purchase Agreement shall be in full force and effect and shall not have been terminated, no notice of termination or intent to terminate the Amended Purchase Agreement shall have been given by the Target Company or the Seller, and there shall not have been any breach or default (or any event or occurrence which with the passage of the time or the giving of notice or both would become a breach or default) by the Target Company or the Seller under the Amended Purchase Agreement.

       3.2 Conditions Precedent to the Obligations of the Target Company. The obligation of the Target Company to effect the sale and assignment of the Target Company's right, title and interest in, to and under the Amended Purchase Agreement shall be subject to the satisfaction before or at the Closing of each of the conditions precedent set forth below:

              (a) Each of the conditions precedent to the obligations of the Target Company to effect the Merger under Sections 6.1 and 6.3 of the Merger Agreement shall have been satisfied (or waived in writing by the Target Company and the Principal Stockholders (as defined in the Merger Agreement)).

              (b) The Amended Purchase Agreement shall be in full force and effect and shall not have been terminated, (other than as a result of any breach, default or other action of the Target Company) no notice of termination or intent to terminate the Amended Purchase Agreement shall have been given by the Seller, and there shall not have been any breach or default (or any event or occurrence which with the passage of the time or the giving of notice or both would become a breach or default) by the Seller under the Amended Purchase Agreement.


                                   ARTICLE IV
                                  TERMINATION

       4.1 Termination. Time is of the essence of this Agreement. This Agreement may be terminated and the transactions contemplated hereby may be abandoned as follows: (a) at any time prior to the Closing Date by mutual written agreement of the New Purchaser and the Target Company; (b) by the New Purchaser on the Closing Date if any of the conditions set forth in Section 3.1 of this Agreement shall not have been fulfilled by the Closing Date; (c) by the Target Company on the Closing Date if any of the conditions set forth in
Section 3.2 of this Agreement shall not have been fulfilled by the Closing Date; or (d) by the Target Company on the one hand, or the New Purchaser on the other hand, at any time on or after July 31, 1997, provided that the right to terminate under this Section 4.1(d) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or has resulted in, the failure of the Closing to occur on or before such date.

       4.2    Rights on Termination; Waiver.

              (a) Any termination of this Agreement pursuant to Section 4.1 shall be without prejudice to the terminating party's rights and remedies under this Agreement by reason of any violation of this Agreement occurring prior to such termination. In the event of a termination pursuant to Section 4.1, except as provided in Section 8.2(b) or Section 8.2(c) of the Merger Agreement, each party shall bear its own costs and expenses incurred with respect to the transactions contemplated hereby.

              (b) If any of the conditions set forth in Section 3.1 of this Agreement have not been satisfied, New Purchaser may nevertheless elect to waive such conditions and proceed with the consummation of the transactions contemplated hereby. If any of the conditions set forth in Section 3.2 of this Agreement have not been satisfied, the Target Company may nevertheless elect to waive such conditions and proceed with the consummation of the transactions contemplated hereby. Any waiver contemplated by this Section 4.2(b) shall be without prejudice to the waiving party's rights and remedies under this Agreement by reason of any misrepresentation, breach or violation of this Agreement by any other party.


                                   ARTICLE V
                                 MISCELLANEOUS

       5.1 Entire Agreement; Amendment. Except as otherwise provided in the Merger Agreement, this Agreement and the documents referred to herein and to be delivered pursuant hereto constitute the entire agreement between the parties pertaining to the subject matter hereof, and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions of the parties, whether oral or written, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof, except as specifically set forth herein or therein. No amendment, supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision of this Agreement, whether or not similar, nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

       5.2 Expenses. Except as otherwise specifically provided herein, each of the parties hereto shall pay the fees and expenses of their respective counsel, accountants and other experts incident to the negotiation and preparation of this Agreement and consummation of the transactions contemplated hereby.

       5.3 Governing Law. This Agreement shall be construed and interpreted according to the laws of the State of Delaware, without regard to the conflicts of law provisions of such state.

       5.4 Assignment. This Agreement and any party's rights hereunder may not be assigned, by operation of law or otherwise, without the prior written consent of the other party; provided, however, that New Purchaser may assign this Agreement, and any of its rights and obligations hereunder, to any direct or indirect wholly owned subsidiary of New Purchaser without the consent of the Target Company.

       5.5 Notices. All communications, notices and disclosures required or permitted by this Agreement shall be in writing and shall be deemed to have been given at the earlier of the date when actually delivered to the person indicated below or when sent by telecopier (if confirmed), by United States mail, certified or registered mail, postage prepaid, return receipt requested, or by a nationally recognized overnight mail service, addressed as follows, unless and until either of such parties notifies the other in accordance with this Section of a change of address:

       If to the Target
       Company:                            ClubHouse Hotels, Inc.
                                           11230 College Boulevard, Suite 130
                                           Overland Park, Kansas 66210-2700
                                           Telecopy No. (913) 451-6072

       With a copy to:                     Allen Goolsby, Esq.
                                           Hunton & Williams
                                           Riverfront Plaza
                                           951 East Byrd Street
                                           Richmond, Virginia  23219-4074
                                           Telecopy No. (804) 788-8218

       If to the New Purchaser:            Wyndham Hotel Corporation
                                           2001 Bryan Street, Suite 2300
                                           Dallas, Texas  75201
                                           Attn:  Legal Department
                                           Telecopy No. (214) 863-1262

       With a copy to:                     M. Charles Jennings, Esq.
                                           2200 Ross Avenue, Suite 2200
                                           Dallas, Texas  75201
                                           Telecopy No. (214) 740-8800

       5.6 Counterparts; Headings. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same Agreement. The Article and Section headings in this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

       5.7 Interpretation. Unless the context requires otherwise, all words used in this Agreement in the singular number shall extend to and include the plural, all words in the plural number shall extend to and include the singular and all words in any gender shall extend to and include all genders.

       5.8 Severability. If any provision, clause or part of this Agreement, or the application thereof under certain circumstances, is held invalid, the remainder of this Agreement, or the application of such provision, clause or part under other circumstances, shall not be affected thereby.

       5.9 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

       5.10 Arbitration. If any disputes between the Target Company, on the one hand, and the New Purchaser, on the other hand, are not resolved by the parties within 60 days, either the New Purchaser or the Target Company may submit the dispute to final and binding arbitration administered by the American Arbitration Association (the "AAA"), with the site of such arbitration being Dallas, Texas or such other site as the parties mutually agree upon.

       The New Purchaser and the Target Company each shall select one arbitrator from a list of arbitrators maintained by the AAA, and the two arbitrators so selected shall select a third arbitrator. If possible, all such arbitrators shall be experienced in arbitrating matters relating to, and shall be familiar with, the hotel business. Should either the New Purchaser or the Target Company fail to select an arbitrator within ten days after arbitration is sought by the other party, or if the two arbitrators shall fail to select a third arbitrator within 15 days after arbitration is sought, the AAA shall select the arbitrator.

       The arbitrators selected pursuant to this Section will establish the rules for proceeding with the arbitration of the dispute and such rules will be binding upon all parties to the arbitration proceeding. The arbitrators may use the rules of the American Arbitration Association for commercial arbitration but are encouraged to adopt such rules as the arbitrators deem appropriate to accomplish the arbitration in the quickest and least expensive manner possible. Accordingly, the arbitrators may (i) dispense with any formal rules of evidence and allow hearsay testimony so as to limit the number of witnesses required, (ii) minimize discovery procedures as the arbitrator deems appropriate, (iii) act upon their understanding or interpretation of the law on any issue without the obligation to research such issue or accept or act upon briefs of the issue prepared by any party, (iv) limit the time for presentation of any party's position as well as the amount of information or number of witnesses to be presented in connection with any hearing, and (v) impose any other rules which the arbitrators believe appropriate to effect a resolution of the dispute as quickly and inexpensively as possible. The arbitrators shall use their best efforts to render a decision within sixty (60) days following their appointment. The majority decision of three arbitrators shall be final. The arbitrators will have the exclusive authority to determine and award costs of arbitration and the costs incurred by any party for their attorneys, advisors and consultants. Any award made by the arbitrator shall be binding on all parties to the arbitration and shall be enforceable to the fullest extent of the law.





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
       IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.


                                              CLUBHOUSE HOTELS, INC.


                                              By:    /s/ Roland W. Samples
                                                     ---------------------------
                                              Name:  Roland W. Samples
                                              Title: President



                                              WYNDHAM HOTEL CORPORATION


                                              By:    /s/ Anne L. Raymond
                                                     ---------------------------
                                              Name:  Anne L. Raymond
                                              Title: Executive Vice President

                               PURCHASE AGREEMENT

                          TOPEKA C.I. ASSOCIATES, L.P.
                             (PARTNERSHIP INTEREST)



       THIS AGREEMENT, made as of the 31st day of July, 1996 (the "Agreement"), by and between ClubHouse Enterprises, Inc., a Kansas corporation (the "Purchaser"), and Gyosei Co., Ltd., a Japanese corporation and a limited partner of Topeka C.I. Associates, L.P., a Kansas limited partnership (the "Limited Partnership") (the "Seller").

                             R E C I T A T I O N S:

       A. The Limited Partnership is the owner of the ClubHouse Inn hotel in Topeka, Kansas (the "Hotel Property").

       B. Seller desires to sell to the Purchaser, and the Purchaser desires to purchase from Seller all of Seller's right, title and interest in Seller's partnership interest in the Limited Partnership on the terms and conditions herein set forth.

       NOW, THEREFORE, in consideration of the premises and in consideration of the mutual covenants, promises and undertakings of the parties hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, it is agreed as follows:

       1.     PURCHASE OF THE INTEREST:

              1.1 Purchase Price. For and in consideration of Purchaser's agreement to pay to Seller $2,800,000 (the "Gross Purchase Price"), less the amount withheld the Purchaser pursuant to Section 1.2 below (the "Net Purchase Price"), Seller agrees to sell, assign, transfer and convey to Purchaser all of Seller's right, title and interest in Seller's 96.509 percent partnership interest (the "Interest") in the Limited Partnership.

              1.2 FIRPTA. The Purchaser shall withhold from the Gross Purchase Price an amount equal to 10 percent of the sum of (i) the Gross Purchase Price and (ii) the decrease in the Seller's share of the liabilities of the Limited Partnership as a result of the transfer of the Interest to the Purchaser. The Purchaser shall report and transmit such amount withheld to the U.S. Internal Revenue Service by timely filing I.R.S. Forms 8288 and 8288-A.

       2. CLOSING: The closing ("Closing") shall occur, if at all, on the closing date (the "Closing Date") of the underwritten initial public offering of common stock of the Purchaser (the "IPO"), which shall be no later than December 31, 1996, unless said date has been extended by written agreement executed by the Purchaser and the Seller. If the Closing has not occurred by the date provided in the foregoing sentence, this Agreement shall automatically terminate and be of no further force or effect. At the Closing, the Seller shall deliver to Purchaser an assignment of the Interest, substantially in the form attached hereto as Exhibit "A" fully executed and acknowledged (the "Assignment") and any certificate(s) or other documentation representing the Interest duly endorsed for transfer to the Purchaser. Notwithstanding anything to the contrary in the Second Amended and Restated Agreement of Limited Partnership of the Limited Partnership dated March 30, 1990 (the "Partnership Agreement"), the Assignment shall be effective on the Closing Date. The Closing will occur at the offices of the Purchaser, or such other place as the Purchaser and the Seller may mutually agree. At the Closing, (a) the Purchaser will deliver the Net Purchase Price to the Seller by check, and (b) the Seller will deliver to the Purchaser the Assignment and such other documentation as may be necessary to evidence its ownership of the Interest to which the Purchaser is entitled hereunder, and the Seller will comply with any reasonable requests by the Purchaser to further or better evidence the Purchaser's acquisition and ownership of the Interest. Upon closing, the Purchaser shall become a substituted limited partner of the Limited Partnership with respect to the Interest.

       3. SELLER'S REPRESENTATIONS AND WARRANTIES: To induce the Purchaser to enter into this Agreement and perform its obligations hereunder, the Seller makes the following representations and warranties to the Purchaser; and acknowledges and agrees that the Purchaser and its permitted assigns are entitled to rely and have relied upon each:

              3.1 Organization and Power: The Seller is a corporation duly organized and validly existing as a corporation under the laws of Japan, and has full corporate power and authority to enter into and perform its obligations under this Agreement.

              3.2 Authority and Binding Effect: The execution and delivery of this Agreement and the performance by the Seller of its obligations hereunder have been duly authorized by all necessary corporate action. This Agreement constitutes the legal, valid and binding agreement of the Seller, enforceable against the Seller in accordance with its terms.

              3.3 No Encumbrances; Right to Sell: (a) The Seller is the sole owner of the Interest, (b) the Seller has good title to the Interest, (c) the Seller owns the Interest free and clear of any liens, claims, encumbrances, pledges and security interests whatsoever other than as created pursuant to the Partnership Agreement, (d) the Seller has not granted any other person or entity an option to purchase or a right of first refusal upon the Interest, or any voting rights with respect to the Interest, (e) except for any consents required by the Partnership Agreement, no consent of any third party is required in order for the Seller to perform its obligations hereunder, and (f) the Seller has not entered into and will not enter into any other agreement with respect to the sale, transfer, assignment or conveyance of the Interest or grant any party, other than the Purchaser, any interest in the Interest.

              3.4 No Violation: The execution and delivery of the Agreement by the Seller and the performance by the Seller of its obligations hereunder do not and will not (a) contravene, or constitute a default under, any (i) corporate organizational documents of the Seller, (ii) applicable law or regulation, (iii) agreement, note, mortgage, indenture, lease, franchise, license or other instrument to which the Seller is a party or by which it or the Interest is bound, or (iv) judgment, injunction, order, decree or other instrument binding upon the Seller or its assets, including the Interest, or (b) result in the creation of any lien or other encumbrance on the Interest, or upon the Seller or its assets.

              3.5 No Litigation: To the Seller's knowledge, there is no action, suit or proceeding, pending or threatened in writing, against or affecting the Seller or the Interest in any court or before any arbitrator or before any governmental body or agency which challenges the validity or enforceability of this Agreement.

              3.6 No Broker: The Seller warrants and represents to the Purchaser that the Seller has not retained any real estate broker, business broker, finder or other person entitled to a commission or other compensation in connection with the purchase and sale of the Interest hereunder.

       4. PURCHASER'S REPRESENTATIONS AND WARRANTIES: To induce the Seller to enter into this Agreement and to sell or transfer the Interest to the Purchaser, the Purchaser hereby makes the following representations and warranties and acknowledges and agrees that the Seller is entitled to rely and has relied upon each:

              4.1    Organization and Power:      The Purchaser is a
       corporation duly incorporated, validly existing and in good standing under the laws of the State of Kansas, and has full corporate power and authority to enter into and perform its obligations under this Agreement.

              4.2 Authority and Binding Effect: The execution and delivery of this Agreement and the performance by the Purchaser of its obligations hereunder have been duly authorized by all necessary corporate action. This Agreement constitutes the legal, valid and binding agreement of the Purchaser, enforceable against the Purchaser in accordance with its terms.

              4.3 No Violation: The execution and delivery of the Agreement by the Purchaser and the performance by the Purchaser of its obligations hereunder do not and will not (a) contravene, or constitute a default under, any (i) provisions of the Purchaser's Articles of Incorporation or Bylaws, (ii) applicable law or regulation, (iii) agreement, note, mortgage, indenture, lease, franchise, license or other instrument to which the Purchaser is a party or by which it is bound, or (iv) judgment, injunction, order, decree or other instrument binding upon the Purchaser or its assets.

              4.4 No Litigation: To the Purchaser's knowledge, there is no action, suit or proceeding, pending or threatened in writing, against or affecting the Purchaser in any court or before any arbitrator or before any governmental body or agency which challenges the validity or enforceability of this Agreement.

              4.5 No Broker: The Purchaser warrants and represents to the Seller that the Purchaser has not retained any real estate broker, business broker, finder or other person entitled to a commission or other compensation in connection with the purchase and sale of the Interest hereunder.

       5.     CONDITIONS PRECEDENT:

              5.1 Purchaser's Conditions. The Purchaser's obligations hereunder, including the Purchaser's obligation to close the purchase of the Interest and to pay to the Seller the Net Purchase Price, are subject to the satisfaction of the following conditions precedent and the compliance by the Seller, with the following covenants:

                     a. Assignment: Simultaneously with the Purchaser's delivery to the Seller of the Net Purchase Price, the Seller shall have delivered to the Purchaser or its assignee, (i) the Assignment and such further documentation as the Seller may reasonably request to further or better evidence the Purchaser's acquisition and ownership of the Interest; and (ii) an I.R.S. Form W-9 executed by the Seller.

                     b.     Representations and Warranties True and Correct:
              The Seller shall deliver to the Purchaser at Closing a certificate signed by the Seller or on behalf of the Seller pursuant to the power of attorney described below stating that the Seller's representations and warranties made in this Agreement are true and correct as of the date of the Closing and that the Seller has performed all of its covenants and other obligations under this Agreement.

                     c. Public Offering: The closing of the IPO shall have occurred.

              5.2 Seller's Conditions. The obligations of the Seller hereunder, including the Seller's obligation to sell and assign the Interest as contemplated hereby, are subject to the satisfaction of the following conditions precedent and the compliance by the Purchaser and its assigns, if any, with the following covenants:

                     a. Receipt of Purchase Consideration: Simultaneously with the Seller's delivery to the Purchaser of the Assignment, the Seller shall have received the Net Purchase Price.

                     b.     Representations and Warranties True and Correct:
              Purchaser and its assigns, if any, shall deliver to the Seller at Closing a certificate signed by an authorized party stating that the representations and warranties made by the Purchaser in this Agreement are true and correct as of the date of the Closing and that the Purchaser or its assignees, if any, has performed all of its covenants and other obligations under this Agreement.

              5.3 Waiver: The Purchaser may waive all or part of any or all of the conditions set forth in Section 5.1, and the Seller may waive all or part of any or all of the conditions set forth in Section 5.2, in each case in the sole discretion of the waiving party and only by a writing signed by the waiving party and delivered by the waiving party to the other party hereto.

       6. ASSIGNMENT BY PURCHASER: The Purchaser may, without the consent of the Seller, assign its rights and obligations hereunder to any person or entity controlling, controlled by or under common control with the Purchaser.

       7.     DEFAULT:

              7.1 Specific Performance: In the event that the Seller shall default in its obligations hereunder, the Purchaser shall, in addition to any other rights, have the right to bring an action for specific performance, it being acknowledged that the Interest which is the subject matter of this Agreement is unique in nature and that an action for damages may not provide an adequate remedy to the Purchaser in the event of such default.

              7.2 Litigation. In the event of any litigation or dispute between the parties arising out of or in any way connected with this Agreement, resulting in any litigation, the prevailing party in such litigation shall be entitled to recover its costs of prosecuting and/or defending such action, including, without limitation, reasonable attorneys' fees and costs at trial and all appellate levels. The provisions of this paragraph shall survive the Closing of the transaction contemplated hereby.

       8.     MISCELLANEOUS:

              8.1 Completeness; Modification; Waiver: This Agreement constitutes the entire agreement between the parties hereto with respect to the transactions contemplated hereby and supersedes all prior discussions, understandings, agreements and negotiations between the parties hereto. This Agreement may be modified only by a written instrument duly executed by the parties hereto. No term or condition of this Agreement shall be deemed waived in whole or in part, except by an instrument in writing signed by an authorized representative of each party which references specifically the term or condition to be waived and which states explicitly that the term or condition is waived. No waiver of any term or condition hereof by any party hereto shall be deemed or construed to be (a) a waiver by such party of any other term or condition hereof or (b) a waiver of such term or condition for any party, any period or any purpose other than as expressly set forth in the written instrument.

              8.2 No Assignments: Except as set forth in Section 6, the Seller and the Purchaser may not assign this Agreement or their rights hereunder without the prior written consent of the other,party. Any assignment or attempted assignment that does not comply with all of the terms and conditions hereof shall be null and void.

              8.3 Successors and Assigns: This Agreement shall bind and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

              8.4 Governing Law; Venue: This Agreement and all documents referred to herein shall be governed by and construed and interpreted in accordance with the laws of the State of Kansas. Any and all disputes, unless all of the parties to the dispute otherwise agree, shall be brought and maintained within that state, and the parties hereby waive any right to bring any action in any other jurisdiction. If any judicial authority holds or declares that the law of another jurisdiction is applicable, this Agreement shall remain enforceable under the laws of that jurisdiction.

              8.5 Counterparts: To facilitate execution, this Agreement may be executed in counterparts. It shall not be necessary that the signature on behalf of all parties hereto appear on each counterpart hereof. All counterparts hereof shall collectively constitute a single agreement.

              8.6 Severability: If any term, covenant or condition of this Agreement, or the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such term, covenant or condition to other persons or circumstances, shall not be affected thereby, and each term, covenant or condition of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

              8.7 Notices: All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered by hand, or transmitted by facsimile transmission, sent prepaid by international courier at the addresses and with such copies as designated below. Any notice, request, demand or other communication delivered or sent in the manner aforesaid shall be deemed given or made (as the case may be) when delivered by hand or confirmed by facsimile transmission or, in the case of delivery by courier, when actually delivered to the intended recipient.

                     If to the Seller:

                     GYOSEI CO., LTD.
                     c/o LCA Investment, Inc.
                     Attn.: Yoshiro Murai, Executive Vice President 13101 Washington Boulevard
                     Suite 242
                     Los Angeles, CA 90066-2175

                     If to the Purchaser:

                     CLUBHOUSE ENTERPRISES, INC.
                     11230 College Boulevard, Suite 130
                     Overland Park, KS 66210
                     Attn.:  Roland W. Samples, President

                     With a copy to:

                     Hunton & Williams
                     2000 Riverview Tower
                     900 S. Gay Street
                     Knoxville, TN 37902
                     Attn.:  David C. Wright, Esq.

       or to such other address as the intended recipient may have specified in a notice to the other party. Any party hereto may change its address or designate different or other persons or entities to receive copies by notifying the other party in a manner described in this paragraph.

              8.8 Survival. All of the representations, warranties, covenants and agreements of the Seller and the Purchaser made in, or pursuant to, this Agreement shall survive Closing and shall not merge into the Assignment or any other document or instrument executed and delivered in connection herewith.

              8.9 Power of Attorney. The Seller hereby constitutes and appoints Yoshiro Murai, its true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for it and in its name, place and stead, to sign, execute and deliver on behalf of the Seller, or cause to be signed, executed and delivered on behalf of the Seller, and to do or make, or cause to be done or made, any and all customary agreements, certificates, including, but not limited to, the Assignment, and such other instruments, papers, deeds, acts or things, supplemental, confirmatory or otherwise, as may be customary in transactions of the type contemplated by this Agreement and reasonably required by either party hereto for the purpose of or in connection with
       (i) consummating the purchase and sale of the Interest and (ii) reflecting after the Closing that the Seller is no longer a partner of the Limited Partnership.

              8.10 No Partnership or Third Party Beneficiary. This Agreement does not and shall not be construed to create a partnership, joint venture or any other relationship between the parties hereto except the relationship of the Seller and the Purchaser specifically established hereby; provided, however, that nothing herein shall be construed as changing the relationship of the Seller as a partner of the Limited Partnership prior to Closing. Except for permitted assigns, no person or party is intended to be or shall be construed to be a third party beneficiary of this agreement or any provision hereof.

              8.11 Time of Essence. Time is of the essence with respect to every provision hereof.

              8.12 Headings. Headings are included herein for convenience of reference only, and shall in no way be construed to define, alter, or modify any of the provisions hereof.

       IN WITNESS WHEREOF, the Seller and the Purchaser have executed this Agreement as of the date set forth above.


                                           PURCHASER:

                                           CLUBHOUSE ENTERPRISES, INC.
                                           a Kansas corporation



                                           By:    /s/ DAVID H. AULL
                                                  ------------------------------
                                           Name:  David H. Aull
                                           Title: Chairman

                                           SELLER:

                                           GYOSEI CO., LTD.
                                           a Japanese corporation



                                           By:    /s/ SACHIE KABAYASHI
                                                  ------------------------------
                                           Name:   Sachie Kabayashi
                                                  ------------------------------
                                           Title:  President
                                                  ------------------------------


The undersigned general partner of the Limited Partnership hereby consents to the purchase and sale of the Interest as set forth above.


                                           CLUBHOUSE PROPERTIES, INC.
                                           general partner of
                                           Topeka C.I. Associates, L.P.



                                           By:    /s/ ROLAND W. SAMPLES
                                                  ------------------------------
                                           Name:  Roland W. Samples
                                           Title: President

                                  EXHIBIT "A"



                             ASSIGNMENT OF INTEREST


       THIS ASSIGNMENT made as of the _____ day of ____________________, 1996, by and between Gyosei Co., Ltd., a Japanese corporation ("Assignor"), and ClubHouse Enterprises, Inc., a Kansas corporation ("Assignee") provides:

       THAT Assignor, for and in consideration of the payment by Assignee of $2,800,000 (the "Purchase Price") to Assignor and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, does hereby sell, transfer, assign, convey and deliver to Assignee, and Assignee hereby accepts and assumes all of Assignor's right, title and interest in and to the 96.509 percent limited partnership interest (the "Interest") in Topeka C.I. Associates, L.P., a Kansas limited partnership (the "Limited Partnership"), which is presently owned by and registered in the name of Assignor pursuant to that certain Second Amended and Restated Agreement of Limited Partnership of the Limited Partnership dated March 30, 1990 (the "Partnership Agreement").

       Assignor hereby certifies that the representations and warranties made by Assignor pursuant to the Purchase Agreement, dated _________________, 1996, between Assignor and Assignee (the "Purchase Agreement"), are true and correct as of the date hereof with the same force and effect as though such representations and warranties had been made at and as of the date of this Assignment, and shall survive the closing of the purchase and sale of the Interest (the "Closing").

       Assignee hereby certifies that the representations and warranties made by Assignee pursuant to the Purchase Agreement are true and correct as of the date hereof with the same force and effect as though such representations and warranties had been made at and as of the date of this Assignment, and shall survive the Closing.

       Assignor hereby certifies that Assignor has complied with all agreements, satisfied all conditions and performed all obligations which were required on its part to be complied with, satisfied or performed at or prior to the date hereof under the terms of the Purchase Agreement.

       Effective upon the execution and delivery of this Assignment, Assignor hereby ceases to be a partner of the Limited Partnership and Assignee hereby accepts the assignment of the Interest.

 IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment of Interest to be executed as of the day and year first above written.


                                           ASSIGNOR:

                                           GYOSEI CO., LTD.
                                           a Japanese corporation



                                           By:
                                                  ------------------------------

                                           Title:
                                                  ------------------------------


                                           ASSIGNEE:

                                           CLUBHOUSE ENTERPRISES, INC.,
                                           a Kansas corporation



                                           By:
                                                  ------------------------------
                                                  Roland W. Samples
                                                  President


       The undersigned hereby acknowledges on behalf of the Partnership that Assignor has ceased to be a partner of the Partnership as of the effective date of this Assignment and approves the admission of Assignee as a partner of the Limited Partnership in place of Assignor.



                                           CLUBHOUSE PROPERTIES, INC.
                                           sole general partner of
                                           TOPEKA C.I. ASSOCIATES, L.P.




                                           By:
                                                  ------------------------------
                                                  David H. Aull, Chairman

                        AMENDMENT TO PURCHASE AGREEMENT

       THIS AMENDMENT ("Amendment") is made as of the 1st day of November 1996, by and between ClubHouse Hotels, Inc. (formerly known as ClubHouse Enterprises, Inc.), a Kansas corporation (the "Purchaser") and Gyosei Co., Ltd., a Japanese corporation and limited partner of Topeka C.I. Associates, L.P., a Kansas limited partnership (the "Seller") and amends in certain respects that certain Purchase Agreement (the "Agreement") between Purchaser and Seller dated July 31, 1996.

       RECITATIONS: The outside closing date in the Agreement of December 31, 1996, is not feasible and the parties desire that Purchaser continue efforts to acquire the hotel property owned by said limited partnership in 1997. The Agreement must be amended to accommodate an extended date possibility.

       For consideration it is agreed as follows:

       A.     The following shall be substituted for the first sentence in
Section 2:

              "CLOSING.     The closing ("Closing") shall occur, if at all, on
       the closing date (the "Closing Date") determined by Purchaser, which shall be no later than July 31, 1997, unless such date has been extended by written agreement executed by the Purchaser and Seller."

       B.     The following shall be substituted for Section 5.1.c.:

              "Purchaser shall have obtained funds, on terms and from sources satisfactory to Purchaser in its sole discretion, to enable Purchaser to closing under this Agreement."

       C.     The following shall be substituted for Section 6:

              "ASSIGNMENT BY PURCHASER.    The Purchaser may, without the
       consent of the Seller, assign its rights and obligations hereunder to any person or entity including, without limitation, those controlling, controlled by or under common control with the Purchaser."

       D. The Agreement shall continue in full force and effective as amended herein.

       IN WITNESS WHEREOF, the Seller and the Purchaser have executed this Amendment as of the date set forth above.



       Purchaser:                                 Seller:

       ClubHouse Hotels, Inc.                     Gyosei Co., Ltd.


        By:                                       By:
              ----------------------------               -----------------------
              Roland W. Samples, President

                            SCHEDULE TO EXHIBIT 2.8


        Set forth below are certain material differences between the foregoing document included as an exhibit in this filing and other substantially identical documents.



                       WICHITA C.I. ASSOCIATES III, L.P.

         Partner's Name               Date of          Number         Purchase           L.P.             Date of
                                     Purchase            of            Price          Ownership           Limited
                                     Agreement       L.P. Units                       Percentage        Partnership
                                                                                                         Agreement
Roman Life Investments, Inc.          8/14/96           - -            $3,500,000       86.64%            8/21/95


                       ALBUQUERQUE C.I. ASSOCIATES, L.P.

         Partner's Name               Date of          Number         Purchase           L.P.             Date of
                                     Purchase            of            Price          Ownership           Limited
                                     Agreement       L.P. Units                       Percentage        Partnership
                                                                                                         Agreement
Judy P. Aull                      8/14/96               1.0            $50,250.00       3.57%             9/2/86

William Francis Binter            8/14/96               1.0             50,250.00       3.57%             9/2/86
 As Trustee

Robert P. Bosland                 8/14/96               0.5             25,125.00       1.79%             9/2/86

Bradley Revocable Living Trust    8/14/96               1.0             50,250.00       3.57%             9/2/86

Phillip M. Brooks, M.D.           8/14/96               0.5             25,125.00       1.79%             9/2/86

Michael P. Brown, M.D.            8/14/96               1.0             50,250.00       3.57%             9/2/86

Richard Burkhart                  8/14/96               0.5             25,125.00       1.79%             9/2/86

Josephine Fields                  8/14/96               0.5             25,125.00       1.79%             9/2/86

G. Michael Caughlin, M.D.         8/14/96               1.0             50,250.00       3.57%             9/2/86

Gregory Francis Duick,            8/14/96               0.5             25,125.00       1.79%             9/2/86
Living Trust

Robert H. Dyer                    8/14/96               1.0             50,250.00       3.57%             9/2/86

Jack W. Gabbert and/or            8/14/96               0.5             25,125.00       1.79%             9/2/86
Wilma A. Gabbert

V. Madeline Graham                8/14/96               0.5             25,125.00       1.79%             9/2/86
as Trustee

Jon Roger Hall, M.D.              8/14/96               1.0             50,250.00       3.57%             9/2/86

Insurance Management              8/14/96               2.0            100,500.00       7.14%             9/2/86
Associates, Inc.

Joseph W. Kennedy and/or          8/14/96               0.5             25,125.00       1.79%             9/2/86
Paula Terry Kennedy

Sam H. Kouri, M.D.                8/14/96               0.5             25,125.00       1.79%             9/2/86

Bernice K. Link                   8/14/96               0.5             25,125.00       1.79%             9/2/86
Living Trust

Midwest Mechanical                8/14/96               0.5             25,125.00       1.79%             9/2/86
Contractors, Inc.

Elaine D. Miller                  8/14/96               0.5             25,125.00       1.79%             9/2/86
Helen Montagnola                  8/14/96               1.0             50,250.00       3.57%             9/2/86

Robert L. Moore and/or            8/14/96               1.0             50,250.00       3.57%             9/2/86
Maxine S. Moore

Gerald D. Nelson, M.D.            8/14/96               0.5             25,125.00       1.79%             9/2/86

Marvin Nicholas, M.D.             8/14/96               0.5             25,125.00       1.79%             9/2/86

Terry G. Paup                     8/14/96               0.5             25,125.00       1.79%             9/2/86

John S. Ranson                    8/14/96               1.0             50,250.00       3.57%             9/2/86

Charles W. Reeves                 8/14/96               1.5             75,375.00       5.36%             9/2/86

Michael A. Reisman,               8/14/96               0.5             25,125.00       1.79%             9/2/86
as Trustee

Megan A. Samples, Irrevocable     8/14/96               0.3             16,750.00       1.19%             9/2/86
Trust

Hilary C. Samples, Irrevocable    8/14/96               0.3             16,750.00       1.19%             9/2/86
Trust

Jordan R. Samples,                8/14/96               0.3             16,750.00       1.19%             9/2/86
Irrevocable Trust

Richard C. Shaw, M.D.             8/14/96               0.5             25,125.00       1.79%             9/2/86

Spangenberg, Phillips,            8/14/96               0.5             25,125.00       1.79%             9/2/86
Sherman, Harrison, Inc.

B&G Investments                   8/14/96               1.0             50,250.00       3.57%             9/2/86

Universal Motor Fuels, Inc.       8/14/96               0.5             25,125.00       1.79%             9/2/86

Edward J. Wade, M.D.              8/14/96               1.0             50,250.00       3.57%             9/2/86

Melvin H. Waldorf, Jr., M.D.      8/14/96               1.0             50,250.00       3.57%             9/2/86

Craig B. Woodson                  8/14/96               0.5             25,125.00       1.79%             9/2/86

Teresa L. Woodson                 8/14/96               0.5             25,125.00       1.79%             9/2/86